UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/21/2006

Time Warner Telecom Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-30218

DE	841500624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10475 Park Meadows Drive, Littleton, CO 80124
(Address of principal executive offices, including zip code)

303-566-1284
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01.    Regulation FD Disclosure

Larissa Herda, Chairman, Chief Executive Officer and President of Time Warner Telecom Inc., established in November 2003 a trading plan under Rule 10b5-1 of the Securities Act of 1934 that was most recently modified on August 30, 2005. The plan provides for cashless exercises of options and sales of restricted stock granted to Ms. Herda under the Company's Employee Stock Plan at predetermined sales prices and quantities. As of April 21, 2006, Ms. Herda has stock options and restricted stock (both vested and unvested) and shares owned outright totaling 3.2 million shares of Time Warner Telecom Inc. Class A common stock. In 2006, cashless exercises of 260,000 options and sales of 6,563 shares restricted stock have executed pursuant to the predetermined plan, and no shares owned directly have been sold. All other options exercises and stock sales by the other executive officers of Time Warner Telecom Inc. in 2006 were pursuant to predetermined Rule 10b5-1 plans.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Time Warner Telecom Inc.

Date: April 24, 2006	By:	/s/ Tina Davis
Tina Davis
VP and Deputy General Counsel